Exhibit 1

JOINT FILING AGREEMENT

We, the signatories of the statement to which this Joint Filing Agreement is attached, hereby agree that such statement is filed, and any amendments thereto filed by any or all of us, will be filed, on behalf of each of us.

Date: February 14, 2025	GATES FOUNDATION TRUST

	By:	*
		Name:	Alan Heuberger (1)
		Title:	Attorney-in-fact for the Trustee, William H. Gates III

WILLIAM H. GATES III

	By:	*
		Name:	Alan Heuberger (1)
		Title:	Attorney-in-fact

	* By:	/s/ Alan Heuberger
Alan Heuberger

(1)	Duly authorized under Special Limited Power of Attorney appointing Alan Heuberger attorney-in-fact, dated August 12, 2008, by and on behalf of William H. Gates III as Trustee, filed as Exhibit 99.5 to Cascade Investment, L.L.C.’s Schedule 13D with respect to Grupo Televisa, S.A.B., on May 7, 2009, SEC File No. 005-60431, and incorporated by reference herein.